                                   EXHIBIT 11
                       CALCULATION OF EARNINGS PER SHARE
                          MEDAR, INC. AND SUBSIDIARIES





                                                             THREE MONTHS ENDED JUNE 30
                                                                1996             1995
                                                           ------------------------------
Per common share and common share equivalents:


   Outstanding shares - beginning of period                    8,802             8,664

   Weighted average of:

     Exercise of stock options                                                      33

     Net effect of dilutions based on treasury
      stock method using average market price                    279
                                                             -------------------------
TOTAL SHARES                                                   9,081             8,697
                                                             =========================
Net earnings (loss)                                          $   887         $  (2,294)
                                                             =========================

Net earnings (loss) per share                                $   .10         $    (.26)
                                                             =========================

Per common share assuming full dilution:

   Outstanding shares - beginning of period                    8,802             8,664

   Weighted average of:

     Exercise of stock options                                                      33

     Net effect of dilutive stock options based on
      treasury stock method using quarter-end market
      price if higher than average market price                  283
                                                             -------------------------

TOTAL SHARES                                                   9,085             8,697
                                                             =========================

Net earnings (loss)                                          $   887         $  (2,294)
                                                             =========================

Net earnings (loss) per share                                $   .10         $    (.26)
                                                             =========================

                                   EXHIBIT 11
                       CALCULATION OF EARNINGS PER SHARE
                          MEDAR, INC. AND SUBSIDIARIES





                                                               SIX MONTHS ENDED JUNE 30
                                                            1996                     1995
                                                          --------------------------------
Per common share and common share equivalents:


Total shares for quarter ended:

March 31                                                       8,995                8,649

June 30                                                        9,081                8,697
                                                             -------              -------
                                                              18,076               17,346
                                                             =======              =======
Weighted average number of shares of common
stock and common stock equivalents where
applicable                                                     9,038                8,673
                                                             =======              =======

Net earnings (loss)                                          $ 1,214              $(2,147)
                                                             =======              =======

Net earnings (loss) per share                                $   .13              $  (.25)
                                                             =======              =======

Per common share and common share equivalents assuming full dilution:


Total shares for quarter ended:

March 31                                                       9,020                8,649

June 30                                                        9,085                8,697
                                                             -------              -------
                                                              18,105               17,346
                                                             =======              =======
Weighted average number of shares of common
stock and common stock equivalents where
applicable                                                     9,053                8,673
                                                             =======              =======

Net earnings (loss)                                          $ 1,214              $(2,147)
                                                             =======              =======

Net earnings (loss) per share                                $   .13              $  (.25)
                                                             =======              =======